Exhibit 99.1

Air Transport Services Group, Inc. Announces Pricing of Offering of $225 Million Aggregate Principal Amount of Convertible Senior Notes

WILMINGTON, OHIO, September 25, 2017 — Air Transport Services Group, Inc. (NASDAQ: ATSG) (the “Company”) priced $225 million in aggregate principal amount of 1.125% convertible senior notes due 2024 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering, the Company has granted the initial purchasers a 30-day option to purchase up to an additional $33.75 million in aggregate principal amount of notes.

The notes will bear interest at a rate of 1.125% per year, payable semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2018. The notes will mature on October 15, 2024, unless repurchased or converted in accordance with their terms prior to such date. Prior to April 15, 2024, the notes will be convertible only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

Unless and until the Company amends its Certificate of Incorporation to increase the number of authorized shares of common stock, the notes will be convertible, subject to certain conditions, into cash. If the Certificate of Incorporation is amended to increase the number of authorized shares, the notes may thereafter be settled in cash, the Company’s common stock or a combination of cash and the Company’s common stock, at the Company’s election. Holders of the notes will have the right to require the Company to repurchase all or some of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain fundamental changes.

The conversion rate will initially be 31.3475 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $31.90 per share of common stock). The initial conversion price of the notes represents a premium of approximately 35% over the $23.63 per share closing price of the Company’s common stock on September 25, 2017. The sale of the notes is expected to close September 29, 2017, subject to customary closing conditions.

In connection with the pricing of the notes, the Company entered into privately negotiated convertible note hedge transactions with one or more financial institutions, which may include one or more of the initial purchasers or their respective affiliates (the “option counterparties”). These transactions cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock that will initially underlie the notes, and are expected generally to reduce the potential equity dilution, and/or offset any cash payments in excess of the principal amount due, as the case may be, upon conversion of the notes. The Company entered into separate, privately negotiated warrant transactions with the option counterparties at a higher strike price relating to the same number of shares of the Company’s common stock, subject to customary anti-dilution adjustments, pursuant to which the Company will sell warrants to the option counterparties. The warrants could have a dilutive effect on the Company’s outstanding common stock and the Company’s earnings per share to the extent that the price of the Company’s common stock exceeds the strike price of those warrants. The strike price of the warrants will initially be $41.3525 per share, which represents a premium of 75% over the per share closing price of the Company’s common stock on September 25, 2017, and is subject to certain adjustments under the terms of the warrant transaction.

If the initial purchasers exercise their option to purchase additional notes, the Company expects to enter into additional convertible note hedge transactions and additional warrant transactions with the option counterparties, which will initially cover the number of shares of the Company’s common stock that will initially underlie the additional notes sold to the initial purchasers.

The Company estimates that the net proceeds from this offering will be approximately $204.0 million (or $234.6 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting fees and estimated offering expenses payable by the Company.

The Company intends to use a portion of the net proceeds from this offering to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to the Company from the warrant transactions), which net cost will be approximately $15.3 million (or approximately $17.6 million if the Company enters into additional convertible note hedge transactions as a result of the initial purchasers fully exercising their option to purchase additional notes). The Company intends to use any remaining net proceeds from this offering to repay a portion of the outstanding borrowings under its $545 million revolving credit facility and for general corporate purposes.

The Company has been advised that in connection with establishing their initial hedges of the convertible note hedge and warrant transactions, the option counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to the Company’s common stock. This activity could have the effect of increasing (or reducing the size of any decrease in) the market price of the Company’s common stock and/or the notes, and could result in a higher effective conversion price for the notes. The option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions from time to time prior to maturity of the notes (and the option counterparties and/or their respective affiliates are likely to do so during any observation period related to any conversion of the notes).

The potential effect, if any, of these transactions and activities on the market price of the Company’s common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of the Company’s common stock, which could affect the ability to convert the notes, the value of the notes and the amount of cash, if any, and the number of and value of the shares of the Company’s common stock, if any, holders would receive upon conversion of the notes.

The offer and sale of the notes are not being registered under the Securities Act, or the securities laws of any other jurisdiction. The notes may not be offered or sold in the United States except in transactions exempt from, or not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Any offers of the notes will be made only by means of a private offering circular. The notes being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the applicable private offering circular.

About Air Transport Services Group, Inc.

ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. Through its principal subsidiaries, including two airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG’s subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Airborne Maintenance and Engineering Services, Inc. including its division, PEMCO World Air Services, Inc.

Forward-Looking Statements

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause ATSG’s actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services; our operating airlines’ ability to maintain on-time service and control costs; the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; the number and timing of deployments and redeployments of our aircraft to customers; the successful implementation and operation of the new air network for Amazon; and other factors that are contained from time to time in ATSG’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG’s forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contacts

Air Transport Services Group, Inc.

Quint O. Turner, 937-382-5591

Chief Financial Officer